Exhibit 23.3


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Union National Bancorp, Inc.

         We hereby consent to the incorporation by reference in this Form S-8 of Union National Bancorp, Inc. (the "Company") of our report dated January 8, 1997, except for Note 2, as to which the date is January 16, 1998, which appears on page 27 of the 1997 Annual Report to Stockholders of the Company.


                                             STEGMAN & COMPANY


                                            /s/ Stegman & Company




Baltimore, Maryland
June 22, 1998




C73889d.636 Y
1:7/7/98